Exhibit 1.1


THE COMPANIES ACTS

PUBLIC COMPANY LIMITED BY SHARES





ARTICLES OF ASSOCIATION




OF




XENOVA GROUP PLC

(As amended by a Special Resolution passed on 22 December 2003)









Registered Number:        02698673

Incorporated:             19 March 1992


Simmons & Simmons

CityPoint   One Ropemaker Street   London   EC2Y 9SS
T  020 7628 2020   F  020 7628 2070   DX Box No 12



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                                     PART I

                             (PARTICULAR PROVISIONS)

                                                                       Page No.

1.  (A)    Share capital                                                    9
    (B)    Borrowing powers                                                10
    (C)    Votes of members                                                12
    (D)    Suspension of rights where non-disclosure of interest           12
    (E)    Number of directors                                             14
    (F)    Directors' fees                                                 14
    (G)    Vacation of office by directors                                 14
    (H)    Uncertificated Shares                                           14
    (I)    Separate general meetings                                       15
    (J)    Summary financial statements                                    15


                                     PART II

                              (GENERAL PROVISIONS)

                                 INTERPRETATION

2.         Exclusion of Table A                                            16
3.         Definitions                                                     16
4.         Form of resolution                                              18


                                  SHARE CAPITAL

5.         Rights attached to shares                                       18
6.         Redeemable shares                                               18
7.         Purchase of own shares                                          18
8.         Variation of rights                                             19
9.         Pari passu issues                                               19
10.        Unissued shares                                                 19
11.        Payment of commission                                           19
12.        Trusts not recognised                                           19


                                  CERTIFICATES

13.        Right to share certificate                                      19
14.        Replacement of share certificates                               20

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15.        Execution of share certificates                                 20

                                      LIEN

16.        Company's lien on shares not fully paid                         20
17.        Enforcing lien by sale                                          20
18.        Application of proceeds of sale                                 21


                                 CALLS ON SHARES

19.        Calls                                                           21
20.        Payment on calls                                                21
21.        Liability of joint holders                                      21
22.        Interest due on non-payment                                     21
23.        Sums due on allotment treated as calls                          21
24.        Power to differentiate                                          21
25.        Payment of calls in advance                                     22


                              FORFEITURE OF SHARES

26.        Notice if call or instalment not paid                           22
27.        Form of notice                                                  22
28.        Forfeiture if non-compliance with notice                        22
29.        Notice after forfeiture                                         22
30.        Sale of forfeited shares                                        22
31.        Arrears to be paid notwithstanding forfeitures                  23
32.        Statutory declaration as to forfeiture                          23


                               TRANSFER OF SHARES

33.        Transfer of shares                                              23
34.        Execution of transfer                                           23
35.        Right to decline registration of partly paid shares             23
36.        Other rights to decline registration                            24
37.        Notice of refusal                                               24
38.        No fee for registration                                         24
39.        Untraced shareholders                                           24

                                       3


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                             TRANSMISSION OF SHARES

40.        Transmission on death                                           25
41.        Entry of transmission in register                               25
42.        Election of person entitled by transmission                     26
43.        Rights of person entitled by transmission                       26


                           ALTERATION OF SHARE CAPITAL

44.        Increase, consolidation, sub-division and cancellation          26
45.        Fractions                                                       26
46.        Reduction of capital                                            27


                                GENERAL MEETINGS

47.        Extraordinary general meetings                                  27
48.        Annual general meetings                                         27
49.        Convening of extraordinary general meetings                     27


                           NOTICE OF GENERAL MEETINGS

50.        Length of notice                                                27
51.        Omission or non-receipt of notice                               28
52.        Postponement of general meetings                                28


                         PROCEEDINGS AT GENERAL MEETINGS

53.        Quorum                                                          28
54.        Procedure if quorum not present                                 28
55.        Chairman of general meeting                                     28
56.        Orderly conduct                                                 29
57.        Entitlement to attend and speak                                 29
58.        Adjournments                                                    29
59.        Notice of adjournment                                           29
60.        Amendments to resolutions                                       29
61.        Amendments ruled out of order                                   30

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                                     VOTING

62.        Method of voting                                                30
63.        Procedure if poll demanded                                      30
64.        When poll to be taken                                           30
65.        Continuance of other business after poll demand                 30
66.        Votes on a poll                                                 31
67.        Casting vote of chairman                                        31
68.        Votes of joint holders                                          31
69.        Voting on behalf of incapable member                            31
70.        No right to vote where sums overdue on shares                   31
71.        Objections or errors in voting                                  31


                                     PROXIES

72.        Appointment of proxies                                          32
73.        Receipt of proxies                                              32
74.        Maximum validity of proxy                                       33
75.        Form of proxy                                                   33
76.        Cancellation of proxy's authority                               33


                     APPOINTMENT, RETIREMENT AND REMOVAL OF

                                    DIRECTORS

77.        Age of directors                                                33
78.        Directors shareholding qualifications                           33
79.        Power of company to appoint directors                           34
80.        Power of board to appoint directors                             34
81.        Number to retire by rotation                                    34
82.        Identity of directors to retire                                 34
83.        Filling rotation vacancies                                      34
84.        Power of removal by special resolution                          34
85.        Persons eligible as directors                                   35
86.        Position of retiring directors                                  35
87.        Vacation of office by directors                                 35
88.        Alternate directors                                             36
89.        Executive directors                                             36


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                  ADDITIONAL REMUNERATION EXPENSES AND PENSIONS

90.        Additional remuneration                                         37
91.        Expenses                                                        37
92.        Pensions and gratuities for directors                           37


                              DIRECTORS' INTERESTS

93.        Permitted interests and voting                                  37

                         POWERS AND DUTIES OF THE BOARD

94.        General powers of a company vested in board                     40
95.        Agents                                                          40
96.        Delegation to individual directors                              41
97.        Official seals                                                  41
98.        Registers                                                       41
99.        Provision for employees                                         41


                            PROCEEDINGS FOR THE BOARD

100.       Board meetings                                                  41
101.       Notice of board meetings                                        41
102.       Quorum                                                          42
103.       Directors below minimum through vacancies                       42
104.       Appointment of chairman                                         42
105.       Competence of meetings                                          42
106.       Voting                                                          42
107.       Delegation to committees                                        42
108.       Participation in meetings by telephone                          43
109.       Resolution in writing                                           43
110.       Validity of acts of board or committee                          43
111.       Appointment and removal of the company secretary                43


                                      SEALS

112.       Use of seals                                                    44

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                          DIVIDENDS AND OTHER PAYMENTS

113.       Declaration of dividends by company                             44
114.       Payment of interim and fixed dividends by board                 44
115.       Calculation and currency of dividends                           44
116.       Amounts due on shares may be deducted from dividends            45
117.       No interest on dividends                                        45
118.       Payment procedure                                               45
119.       Uncashed dividends                                              45
120.       Forfeiture of unclaimed dividends                               46
121.       Dividends not in cash                                           46
122.       Scrip dividends                                                 46


                            CAPITALISATION OF RESERVE

123.       Power to capitalise reserves and funds                          48
124.       Settlement of difficulties and distribution                     48

                                  RECORD DATES

125.       Power to choose a new record date                               48


                               ACCOUNTING RECORDS

126.       Records to be kept 49 127. Inspection of records                49

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

128.       Service of notices                                              49
129.       Record date for service                                         49
130.       Members resident abroad                                         49
131.       Service of notice on person entitled by transmission            50
132.       When notice deemed served                                       50
133.     ` Notice when post not available                                  50


                            DESTRUCTION OF DOCUMENTS

134.       Presumptions where documents destroyed                          51

                                       7

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                                   WINDING UP

135.       Distribution of assets otherwise than in cash                   51


                                    INDEMNITY

136.       Indemnity of officers                                           52

                                       8

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THE COMPANIES ACT 1985



PUBLIC COMPANY LIMITED BY SHARES



ARTICLES OF ASSOCIATION

of

XENOVA GROUP PLC



                                     PART I

                             (PARTICULAR PROVISIONS)

Share capital

1.     (A)    The authorised share capital of the Company at the date of the adoption of this Article 1(A) is (pound)40,000,000 less the aggregate nominal amount of the deferred shares cancelled pursuant to a special resolution of the company passed on 22 December 2003 divided into ordinary shares of 1 penny each.


Borrowing powers

1.     (B)    The board may exercise all the powers of the company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.

              The board shall restrict the borrowings of the company and exercise all voting and other rights or powers of control exercisable by the company in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings only in so far as by the exercise of the rights or powers of control the board can secure) that the aggregate principal amount from time to time outstanding of all borrowings by the group (exclusive of borrowings owing by one member of the group to another member of the group) shall not at any time without the previous sanction of an ordinary resolution of the company exceed an amount equal to 1.5 times the adjusted capital plus reserves.

       For the purposes of this paragraph of this article:-

       (i) "the adjusted capital plus reserves" means the aggregate from time to time of:-

              (a) the amount paid up on the issued share capital of the company and

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              (b)    the amount standing to the credit of the reserves including any share premium account, capital redemption reserve and credit balance on profit and loss account all as shown by the then latest audited balance sheet but after

              (c) deducting from the aggregate any debit balance on profit and loss account subsisting at the date of that audited balance sheet except to the extent that a deduction has already been made on that account and

              (d) making such adjustments as may be appropriate to reflect any variation in the amount of the paid up share capital, share premium account or capital redemption reserve since the date of the audited balance sheet;

       (ii) "borrowings" include not only borrowings but also the following except in so far as otherwise taken into account:-

              (a) the nominal amount of any issued share capital and the principal amount of any debentures or borrowed moneys, the beneficial interest in which is not for the time being owned by a member of the group, of any person and the payment or repayment of which is the subject of a guarantee or indemnity by a member of the group,

              (b) the outstanding amount raised by acceptances by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the group,

              (c) the principal amount of any debenture (whether secured or unsecured) of a member of the group owned otherwise than by a member of the group,

              (d) the principal amount of any preference share capital of any subsidiary undertaking owned otherwise than by a member of the group, and

              (e) any fixed or minimum premium payable on final repayment of any borrowing or deemed borrowing;

              but do not include:-

              (f) borrowings incurred by any member of the group for the purpose of repaying within six months of the borrowing the whole or any part of any borrowings of that or any other member of the group for the time being outstanding, pending their application for that purpose within that period, or

              (g) borrowings incurred by any member of the group for the purpose of financing any contract in respect of which any part of the price receivable under the contract by that or any other member of the group is guaranteed or insured by the Export Credits Guarantee Department or by any other governmental department or agency fulfilling a similar function, up to an amount equal to that part of the price receivable under the contract which is so guaranteed or insured;

              (h) borrowings of an undertaking which became a subsidiary undertaking of the company after the date as at which the last audited balance sheet was

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                     prepared, to the extent the amount of those borrowings does not exceed their amount immediately after it became such a subsidiary undertaking;

       (iii) when the aggregate principal amount of borrowings required to be taken into account on any particular date is "being ascertained, any particular borrowing then outstanding which is denominated or repayable in a currency other than sterling shall be notionally converted into sterling at the rate of exchange prevailing in London on the last business day before that date or, if it would result in a lower figure, at the rate of exchange prevailing in London on the last business day six months before that date and so that for these purposes the rate of exchange shall be taken as the spot rate in London recommended by a London clearing bank, selected by the board, as being the most appropriate rate for the purchase by the company of the currency in question for sterling on the day in question;

       (iv) where under the terms of any borrowing the amount of money that would be required to discharge the principal amount of the borrowing in full if it fell to be repaid by reason of an event of default on the date as at which the calculation is being made is less than the amount that would otherwise be taken into account in respect of that borrowing, the amount of that borrowing to be taken into account shall be the smaller amount;

       (v) "audited balance sheet" means the audited balance sheet of the company prepared for the purposes of the Companies Acts for a financial year unless an audited consolidated balance sheet dealing with the state of affairs of the company and its subsidiary undertakings required to be dealt with in group accounts has been prepared for those purposes for the same financial year, in which case it means that audited consolidated balance sheet, and in that case all references to reserves and profit and loss account shall be deemed to be references to consolidated reserves and consolidated profit and loss account respectively and any amounts attributable to outside interests in subsidiary undertakings shall be excluded;

       (vi) the company may from time to time change the accounting convention on which the audited balance sheet is based provided that any new convention adopted complies with the requirements of the Companies
              Acts: if the company should prepare its main audited balance sheet on the basis of one convention, but a supplementary audited balance sheet on the basis of another, the main audited balance sheet shall be taken as the audited balance sheet;

       (vii) "the group" means the company and its subsidiary undertakings (if any); and

       (viii) a certificate or report by the auditors as to the amount of the adjusted capital and reserves or the amount of any borrowings or to the effect that the limit imposed by this paragraph of this article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of that amount or of that fact.


Votes of members

1.     (C)    Subject to any special terms as to voting upon which any shares may be issued or may for the time being be held and to any other provisions of these articles, on a show of hands every member who is present in person at a general meeting of the company shall have one vote, and on a poll every member who is present in

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              person or by proxy shall have one vote for every (pound)0.10 nominal amount of share capital of which he is the holder.


Suspension of rights where non-disclosure of interest

1.     (D)    (i)    Where the holder of any shares in the company, or any other person appearing to be interested in those shares, fails to comply within the relevant period with any statutory notice in respect of those shares, the company may give the holder of those shares a further notice (a "restriction notice") to the effect that from the service of the restriction notice those shares will be subject to some or all of the relevant restrictions, and from service of the restriction notice those shares shall, notwithstanding any other provisions of these articles, be subject to those relevant restrictions accordingly.

              (ii) If after the service of a restriction notice in respect of any shares the board is satisfied that all information required by any statutory notice relating to those shares or any of them from their holder or any other person appearing to be interested in the shares the subject of the restriction notice has been supplied, the company shall, within not more then 7 days, cancel the restriction notice. The company may at any time at its discretion cancel or suspend any restriction notice or exclude any shares from it. A restriction notice shall automatically cease to have effect in respect of any shares transferred where the transfer has been shown to the company to be pursuant to an arm's length sale of those shares.

              (iii) Where any restriction notice is cancelled or ceases to have effect, any moneys withheld by reason of that notice shall be paid without interest to the person who would but for the notice have been entitled to them or as he may direct.

              (iv) Any new shares in the company issued in right of any shares subject to a restriction notice shall also be subject to the restriction notice, and the board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the restriction notice when such shares are issued.

              (v) Any holder of shares on whom a restriction notice has been served may at any time request the company to give in writing the reason why the restriction notice has been served, or why it remains uncancelled, and within 14 days of receipt of such a notice the company shall give that information accordingly.

              (vi) This article is in addition to, and shall not in any way prejudice or affect the statutory rights of the company arising from any failure by any person to give any information required by a statutory notice within the time specified in it. For the purpose of this article a statutory notice need not specify the relevant period, and may require any information to be given before the expiry of the relevant period.

              (vii)  In this article:

                     "arm's length sale" means a sale of the entire interest in the shares the subject of the sale on a recognised stock exchange or a stock exchange on which shares in the company of that description are normally traded, or a

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                     sale of such an entire interest otherwise than on such a
                     stock exchange to a person who had no interest in those shares at the time the relevant statutory notice was served and who is not an associate (within the definition of that expression in any statute relating to insolvency in force at the date of adoption of this article) of a person who had such an interest and who is not acting in concert (within the definition of that expression in any code on take-overs and mergers generally applicable in the United Kingdom at the date of adoption of this article) with a person who had such an interest.

                     "person appearing to be interested" in any shares shall mean any person named in a response to a statutory notice as being so interested or shown in any register kept by the company under the Companies Acts as so interested or, taking into account a response or failure to respond in the light of the response to any other statutory notice and any other relevant information, any person whom the company has reasonable cause to believe is so interested.

                     "person with a 0.25 per cent. interest" means a person who holds, or is shown in any register kept by the company under the Companies Acts as having an interest in, shares in the company which comprise in total at least 0.25 per cent. in number or nominal value of the shares of the company, or of any class of such shares, in issue at the date of service of the statutory notice or the restriction notice (as the case may be).

                     "relevant period" means 14 days.

                     "relevant restrictions" means in the case of a restriction notice served on a person with a 0.25 per cent. interest that

                     (a) the shares shall not confer on the holder any right to attend or vote at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company;

                     (b) the board may withhold payment of all or any part of any dividends or other moneys payable in respect of the shares; and

                     (c) the board may decline to register a transfer of all or any of the shares which are in certificated form unless such a transfer is shown to the board to be pursuant to an arm's length sale, and in any other case mean only the restriction specified in paragraph (a) of this definition.

                     "statutory notice" means a notice served by the company under the Companies Acts requiring particulars of interests in shares or of the identity of persons interested in shares.

Number of directors

1.     (E)    Unless otherwise determined by ordinary resolution of the company, the directors (disregarding alternate directors) shall be not less than two nor more than 15 in number.

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Directors' fees

1.     (F)    Each of the directors shall be paid a fee at such rate as may from time to time be determined by the board provided that the aggregate of all fees so paid to directors (excluding amounts payable under any other provision of these articles) shall not exceed (pound)200,000 per annum or such higher amount as may from time to time be decided by ordinary resolution of the company.

Vacation of office by directors

1.     (G)    Without prejudice to any of the provisions for disqualification of directors or for retirement by rotation contained in these articles, the office of a director shall be vacated if, by notice in writing delivered to the office or tendered at a meeting of the board, his resignation is requested by all of the other directors and all of the other directors are not less than three in number.
              In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

Uncertificated Shares

1.     (H)    (i)    Pursuant and subject to the Uncertificated Securities
                     Regulations, the board may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if it is in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is for the time being a participating class. The board may also, subject to compliance with the Uncertificated Securities Regulations and the rules of any relevant system, determine at any time that title to any class of shares may from a date specified by the board no longer be evidenced otherwise than by a certificate and/or that title to such a class shall cease to be transferred by means of any particular relevant system. For the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class which is separate from certificated shares with the same rights.

              (ii) In relation to a class of shares which is, for the time being, a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with:-

                     (a) the holding of shares of that class in uncertificated form;

                     (b) the transfer of title to shares of that class by means of a relevant system; and

                     (c) any provision of the Uncertificated Securities Regulations.

              (iii) Shares of a class which is for the time being a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the

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                     Uncertificated Securities Regulations and the rules of any relevant system, and the board shall record on the register of members that the shares are held in certificated or uncertificated form as appropriate, provided that the company may, by notice in writing to the holder concerned, require the holder of a particular uncertificated share or shares to change such share or shares into certificated form within such period specified in the notice, being not less than 7 days, or take such other steps in the name of the holder as may be necessary to transfer the share.

Separate general meetings

1.     (I)    The provisions of these articles relating to general meetings shall apply, with necessary modifications, to any separate general meeting of the holders of shares of a class held otherwise than in connection with the variation or abrogation of the rights attached to shares of the class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares.

Summary financial statements

1.     (J)    The company may send a summary financial statement to members of the company instead of copies of its full accounts and reports and for the purposes of this article sending includes using electronic communications and publication on a web site in accordance with the Companies Acts.

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                                     PART II

                              (GENERAL PROVISIONS)

                                 INTERPRETATION

Exclusion of Table A

2. No regulations set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the regulations or articles of the company.

Definitions

3.     In these articles unless the context otherwise requires:-

       "address", in relation to electronic communications, includes any number or address used for the purposes of such communications;

       "these articles" means these articles of association as altered from time to time by special resolution and the expression "this article" shall be construed accordingly;

       "the auditors" means the auditors for the time being of the company or, in the case of joint auditors, any one of them;

       "the board" means the board of directors from time to time of the company or the directors present at a meeting of the directors at which a quorum is present;

       "certificated share" means a share which is not an uncertificated share;

       "clear days" in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

       "the Companies Acts" means every statute (including any orders, regulations or other subordinate legislation made under it from time to time in force concerning companies in so far as it applies to the company;

       "electronic signature" means anything in electronic form which the board requires to be incorporated into or otherwise associated with an electronic communication for the purpose of establishing the authenticity or integrity of the communication;

       "the holder" in relation to any shares means the member whose name is entered in the register as the holder of those shares;

       "the London Stock Exchange" means the London Stock Exchange Limited;

       "member" means a member of the company;

       "the office" means the registered office of the company;

       "Operator" means a person approved by the Treasury under the Uncertificated Securities Regulations as Operator of a relevant system;

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       "Operator-Instruction" means a properly authenticated dematerialised instruction attributable to an Operator;

       "paid up" means paid up or credited as paid up;

       "participating class" means a class of shares title to which is permitted by an Operator to be transferred by means of a relevant system pursuant to the Uncertificated Securities Regulations;

       "person entitled by transmission" means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

       "the register" means the register of members of the company;

       "relevant system" means a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidental matters;

       "seal" means any common or official seal that the company may be permitted to have under the Companies Acts;

       "the secretary" means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the company and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary;

       "uncertificated share" means a share of a class which is for the time being a participating class title to which is recorded on the register as being held in uncertificated form;

       "the Uncertificated Securities Regulations" means the Uncertificated Securities Regulations 1995 as amended from time to time and any provisions of or under the Companies Acts which supplement or replace such Regulations;

       "United Kingdom" means Great Britain and Northern Ireland;

       references to a document being executed include references to its being executed under hand or under seal or by any other method;

       references to a document being signed or to signature include references to its being executed under hand or under seal or by any other method and, in the case of an electronic communication, are to its bearing an electronic signature;

       references to writing, include references to any method of representing or reproducing words in a legible and non-transitory form including by way of electronic communications where specifically provided in a particular article or where permitted by the board in its absolute discretion;

       words or expressions to which a particular meaning is given by the Companies Acts in force when these articles or any part of these articles are adopted bear the same meaning in these articles or that part (as the case may be) save that the word "company" shall include any body corporate; and

       references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

       Headings and notes are included only for convenience and shall not affect meaning.

       In the event of any conflict between part I and part II of these articles, part I shall prevail.

Form of resolution

4.     (A)    Subject to the Companies Acts, where for any purpose an ordinary resolution of the company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

       (B) A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more of the members. In this paragraph of this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

                                  SHARE CAPITAL

Rights attached to shares

5. Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the board may decide and, for the avoidance of doubt, shares of a class which is for the time being a participating class may be issued in uncertificated form in accordance with and subject as provided in the Uncertificated Securities Regulations.

Redeemable shares

6. Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any other shares, any share may be issued which is to be redeemed, or is to be liable to be redeemed at the option of the company or the holder.

Purchase of own shares

7. Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any class of shares, the company may purchase all or any of its shares of any class, including any redeemable shares. Purchases or contracts for the purchase of, or under which the company may become entitled or obliged to purchase, shares in the company shall be authorised by such resolution of the company as may be required by the Companies Acts and by an extraordinary resolution passed at a separate general meeting of the holders of any class of shares which at the date on which the purchases or contracts are authorised by the company in general meeting entitle them, either immediately or at any time later on, to convert all or any of the shares of that class held by them into equity share capital of the company. Neither the company nor the board shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

Variation of rights

8. Subject to the provisions of the Companies Acts, all or any of the rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the company is being wound up) be varied with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of those shares. All the provisions of these articles as to general meetings of the company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be a person or persons holding or representing by proxy not less than one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

Pari passu issues

9. The rights conferred upon the holders of any shares shall not, unless otherwise expressly provided in the rights attaching to those shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them.

Unissued shares

10. Subject to the provisions of the Companies Acts and these articles, the unissued shares of the company (whether forming part of the original or any increased capital) shall be at the disposal of the board which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms as the board may decide.

Payment of commission

11. The company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts.

Trusts not recognised

12. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the company as holding any share upon any trust and the company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share other than an absolute right to the whole of the share in the holder.

                                  CERTIFICATES

Right to share certificate

13. Subject to the provisions of the Uncertificated Securities Regulations, the rules of any relevant system and these articles, every person (except a stock exchange nominee in respect of which the company is not by law required to complete and have ready for delivery a certificate) whose name is entered in the register as a holder of any certificated shares shall be entitled, without payment, to receive within two months after allotment or lodgement of a transfer to him of those certificated shares or within two months after the relevant Operation-instruction was received by the company (or within such other period as the terms of issue shall provide) one certificate for all those shares of any one class or several certificates each for one or more of the shares of the class in question upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the board may from time to time decide. In the case of a certificated share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member (except such a nominee) who transfers some but not all of the shares comprised in a certificate shall be entitled to a certificate for the balance without charge.

       Nothing in these articles shall require the company to issue a certificate in respect of uncertificated shares.

Replacement of share certificates

14. If a share certificate is defaced, worn out, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the company in investigating the evidence and preparing the indemnity as the board may decide and, where it is defaced or worn out, after delivery of the old certificate to the company.

Execution of certificates

15. Every share certificate shall be executed under a seal or in such other manner as the board having regard to the terms of issue and any listing requirements may authorise, and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares. The board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

                                      LIEN

Company's lien on shares not fully paid

16. The company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the company (whether presently or not) in respect of that share. The company's lien on a share shall extend to every amount payable in respect of it. The board may at any time either generally or in any particular case waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article.

Enforcing lien by sale

17. The company may sell, in such manner as the board may decide, any shares on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after a notice in writing has been served on the holder of the shares, demanding payment and stating that if the notice is not complied with the shares may be sold. For giving effect to the sale the board may authorise some person to execute an instrument of transfer of the shares sold to or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in reference to the sale.

Application of proceeds of sale

18. The net proceeds, after payment of the costs, of the sale by the company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale and upon surrender, if required by the company, for cancellation of the certificate for the shares sold) be paid to the person who was the holder immediately before the sale.

                                 CALLS ON SHARES

Calls

19. Subject to the terms of issue, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each member shall (subject to the company serving upon him at least fourteen clear days' notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be revoked or postponed as the board may decide. A person upon whom a call is made shall remain liable for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

Payment on calls

20. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

Liability of joint holders

21. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

Interest due on non-payment

22. If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate, not exceeding 15 per cent. per annum as the board may decide, but the board shall be at liberty to waive payment of the interest wholly or in part.

Sums due on allotment treated as calls

23. Any amount which becomes payable in respect of a share on allotment or on any other date fixed by or in accordance with the terms of issue, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and if it is not paid, all the provisions of these articles shall apply as if the sum had become due and payable by virtue of a call.

Power to differentiate

24. Subject to the terms of issue, the board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

Payment of calls in advance

25. The board may, if it thinks fit, receive from any member who is willing to advance them all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate, not exceeding (unless the company by ordinary resolution shall otherwise direct) 15 per cent. per annum, as the board may decide.

                              FORFEITURE OF SHARES

Notice if call or instalment not paid

26. If any call or instalment of a call remains unpaid on any share after the day appointed for payment, the board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

Form of notice

27. The notice shall name a further day (not being less than fourteen clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited. The board may accept the surrender of any share liable to be forfeited and, in that event, references in these articles to forfeiture shall include surrender.

Forfeiture  if   non-compliance   with   notice

28. If the notice is not compiled with, any share in respect of which it was given may, at any time before payment of all calls or instalments and interest due in respect of it has been made, be forfeited by a resolution of the board to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

Notice after forfeiture

29. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give the notice.

Sale of forfeited shares

30. Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the company and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person upon such terms and in such manner as the board shall decide. The board may for the purposes of the disposal authorise some person to execute an instrument of transfer to the designated transferee. The company may receive the consideration (if any) given for the share on its disposal and if the share is in registered form may register the transferee as the holder of the share. At any time before a sale, re-allotment or disposition the forfeiture may be cancelled by the board on such terms as the board may decide.

Arrears to be paid notwithstanding forfeitures

31. A person whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the company for cancellation the certificate for the forfeited shares but shall remain liable to pay to the company all moneys which at the date of the forfeiture were payable by him to the company in respect of those shares with interest thereon at the rate of 15 per cent. per annum (or such lower rate as the board may decide) from the date of forfeiture until payment, and the company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal.

Statutory declaration as to forfeiture

32. A statutory declaration that the declarant is a director of the company or the secretary and that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal.

                               TRANSFER OF SHARES

Transfer of Shares

33. Subject to such of the restrictions of these articles as may be applicable:-

       (A) any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided, in the Uncertificated Securities Regulations and the rules of any relevant system and accordingly no provision of these articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and

       (B) any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the board may approve.

Execution of transfer

34. The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of it. All instruments of transfer, when registered, may be retained by the company.

Right to decline registration of partly paid shares

35. The board may, in its absolute discretion and without giving any reason for so doing, decline to register any transfer of any share which is not a fully paid share.

Other Rights to Decline Registration

36.    (A)    The board may only decline to register a transfer of an
              uncertificated share in the circumstances set out in the Uncertificated Securities Regulations and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.

       (B) The board may decline to register any transfer of a certificated share unless:-

              (a) the instrument of transfer is lodged with the company accompanied by the certificate for the shares to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer,

              (b) the instrument of transfer is in respect of only one class of share, and

              (c) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

Notice of refusal

37. If the board declines to register a transfer it shall, within two months after the date on which the instrument of transfer was lodged or, in the case of uncertificated shares, the relevant Operator-instruction was received, send to the transferee notice of the refusal.

No fee for registration

38. No fee shall be charged by the company for registering any transfer or any document relating to or affecting the title to any share or for making any other entry in the register.

Untraced shareholders

39. The company may sell any certificated shares in the company on behalf of the holder of, or person entitled by transmission to, the shares by instructing a member of the London Stock Exchange to sell them at best price if:-

       (i) the shares have been in issue either in certificated or uncertificated form throughout the qualifying period and at least three cash dividends have become payable on the shares during the qualifying period;

       (ii) no cash dividend payable on the shares has either been claimed by presentation to the paying bank of the relative cheque or warrant or been satisfied by the transfer of funds to a bank account designated by the holder of, or person entitled by transmission to, the shares or by the transfer of funds by means of a relevant system at any time during the relevant period;

       (iii) so far as any director of the company at the end of the relevant period is then aware, the company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the shares;

       (iv) the company has caused two advertisements to be published, one in a daily newspaper with a national circulation and the other in a newspaper circulating in the area of the address of the holder of, or person entitled by transmission to, the shares shown in the register, giving notice of its intention to sell the shares and a period of three months has elapsed from the date of publication of the advertisements or of the last of the two advertisements to be published if they are published on different dates; and

       (v) the company has given notice to the London Stock Exchange of its intention to make the sale

       For the purpose of this paragraph of this article:

       "the qualifying period" means the period of twelve years immediately preceding the date of publication of the advertisements referred to in sub-paragraph (iv) above or of the first of the two advertisements to be published if they are published on different dates; and

       "the relevant period" means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of sub-paragraphs (i) to (v) above have been satisfied.

       If during any relevant period further shares have been issued in right of those held at the beginning of that relevant period or of any previously so issued during that relevant period and all the requirements of sub-paragraphs (ii) to (v) above have been satisfied in regard to the further shares, the company may also sell the further shares.

       To give effect to any sale of shares pursuant to this paragraph of this article the board may authorise some person to transfer the certificated shares in question and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the company and, upon their receipt, the company shall become indebted to the former holder of, or person entitled by transmission to, the shares for an amount equal to the net proceeds. No trust shall be created in respect of the debt and no interest shall be payable in respect of it and the company shall not be required to account for any moneys earned from the net proceeds which may be employed in the business of the company or as it thinks fit.

                             TRANSMISSION OF SHARES

Transmission on death

40. If a member dies, the survivor or survivors, where he was a joint holder, and his personal representatives, where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his shares; but nothing contained in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

Entry of transmission in resister

41. Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the board, the board shall within two months after proof cause the entitlement of that person to be noted in the register.

Election of person entitled by transmission

42. Any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder. If he elects to be registered himself, he shall give notice to the company to that effect. If he elects to have another person registered, he shall transfer title to the share to that person. All the provisions of these articles relating to the transfer of shares shall apply to the notice or transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer was a transfer by the member.

Rights of person entitled by transmission

43. Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share shall cease, but the person entitled by transmission to the share may give a good discharge for any dividends or other moneys payable in respect of it and shall have the same rights in relation to the share as he would have had if he were the holder of it save that, until he becomes the holder, he shall not be entitled in respect of the share to attend or vote at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company. The board may at any time give notice requiring the person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

                           ALTERATION OF SHARE CAPITAL

Increase, consolidation, sub-division and cancellation

44.    The company may from time to time by ordinary resolution:-

       (A) increase its share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

       (B) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

       (C) subject to the provisions of the Companies Acts, sub-divide its shares or any of them into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others; and

       (D) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Fractions

45. Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit and in particular may sell the shares representing the fractions to any person (including, subject to the provisions of the Companies Acts, the company) and distribute the net proceeds of sale in due proportion among those members and the board may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

Reduction of capital

46. Subject to the provisions of the Companies Acts, the company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

                                GENERAL MEETINGS

Extraordinary general meetings

47. Any general meeting of the company other than an annual general meeting shall be called an extraordinary general meeting.

Annual general meetings

48. The board shall convene and the company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts.

Convening of extraordinary general meetings

49. The board may convene an extraordinary general meeting whenever it thinks fit.

                           NOTICE OF GENERAL MEETINGS

Length of notice

50. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be convened by not less than twenty-one clear days' notice in writing. All other extraordinary general meetings shall be convened by not less than fourteen clear days' notice in writing. The notice shall specify the place, day and time of the meeting, and the general nature of the business to be transacted. Notice of every general meeting shall be given to all members other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the company, and also to the auditors or, if more than one, each of them. References in this article to notice in writing include the use of electronic communications and publication on a web site in accordance with the Companies Acts.

       Notwithstanding that a meeting of the company is convened by shorter notice than that specified in this article, it shall be deemed to have been properly convened if it is so agreed:-

       (A) in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting and

       (B) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

Omission or non-receipt of notice

51. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send an instrument of proxy to, or the non-receipt of either or both by, any person entitled to receive the notice shall not invalidate the proceedings at that meeting.

Postponement of general meetings

52. If the board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone the general meeting to another date, time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting shall not be required.

                         PROCEEDINGS AT GENERAL MEETINGS

Quorum

53. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

Procedure if quorum not present

54. If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting shall stand adjourned to such other day (not being less than ten nor more than twenty-eight days later) and at such other time or place as may have been specified for the purpose in the notice convening the meeting. Where no such arrangements have been so specified, the meeting shall stand adjourned to such other day (not being less than ten nor more than twenty-eight days later) and at such other time or place as the chairman of the meeting may decide and, in this case, the company shall give not less than seven clear days' notice in writing of the adjourned meeting. References in this article to notice in writing include the use of electronic communications and publication on a web site in accordance with the Companies Acts. At any adjourned meeting one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum and any notice of an adjourned meeting shall state that one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

Chairman of general meeting

55. The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at every general meeting. If there is no chairman or deputy chairman, or if at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for the commencement of the meeting, or if neither the chairman nor any deputy chairman is willing to act as chairman, the directors present shall choose one of their number to act, or if one director only is present he shall preside as chairman if willing to act. If no director is present, or if each of the directors present

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

       declines to take the chair, the persons present and entitled to vote shall appoint one of their number to be chairman.

Orderly conduct

56. The chairman shall take such action as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the chairman's decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

Entitlement to attend and speak

57. Each director shall be entitled to attend and speak at any general meeting of the company and at any separate general meeting of the holders of any class of shares in the company. The chairman may invite any person to attend and speak at any general meeting of the company whom the chairman considers to be equipped by knowledge or experience of the company's business to assist in the deliberations of the meeting.

Adjournments

58. The chairman may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either sine die or to another time or place where it appears to him that
       (a) the members washing to attend cannot be conveniently accommodated in the place appointed for the meeting (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business or
       (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. In addition, the chairman may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting to another time or place. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the board. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place.

Notice of adjournment

59. When a meeting is adjourned for three months or more, or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting. Except where these articles otherwise require, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

Amendments to resolutions

60. In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the office or the chairman In his absolute discretion decides that it may be considered or voted upon.

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


Amendments ruled out of order

61. If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

                                     VOTING

Method of voting

62. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is properly demanded. Subject to the Companies Acts, a poll may be demanded by:-

       (A)    the chairman of the meeting, or

       (B) at least three members present in person or by proxy and entitled to vote, or

       (C) any member or members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all the members having the right to attend end vote at the meeting, or

       (D) any member or members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums In the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

       Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

Procedure if poll demanded

63. If a poll is properly demanded it shall be taken in such manner as the chairman shall direct and he may appoint scrutineers who need not be members. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

When poll to be taken

64. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not later than thirty days after the date of the demand) and at such time and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

Continuance of other business after poll demand

65. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded, and it may be withdrawn with the consent of the chairman at any time before the close of the meeting or

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

       the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

Votes on a poll

66. On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

Casting vote of chairman

67. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of the meeting shall be entitled to an additional or casting vote.

Votes of joint holders

68. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order In which the names stand in the register in respect of the joint holding.

Voting on behalf of incapable member

69. A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on his behalf and that person may vote on a poll by proxy, provided that evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote has been delivered at the office (or at such other place as may be specified in accordance with these articles for the delivery of instruments appointing a proxy in writing which are not electronic communications) not later than the last time at which an Instrument of proxy should have been delivered in order to be valid for use at that meeting or on the holding of that poll.

No right to vote where sums overdue on shares

70. No member shall, unless the board otherwise decides, be entitled to vote at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company unless all calls or other sums presently payable by him in respect of shares in the company have been paid.

Objections or errors in voting

71.    If:-

       (A)    any objection shall be raised to the qualification of any voter or

       (B) any votes have been counted which ought not to have been counted or which might have been rejected or

       (C)    any votes are not counted which ought to have been counted.

       the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error

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

       occurs Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive.

                                     PROXIES

Appointment of proxies

72. The appointment of a proxy shall be in writing signed by the appointor or his duly authorised attorney or, if the appointor is a corporation, shall either be executed under its seal or signed by an officer, attorney or other person authorised to sign it. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

Receipt of proxies

73.    The appointment of a proxy must:

       (i) in the case of an appointment which is not contained In an electronic communication, be received at the office (or such other place In the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote together with (if required by the board) any authority under which it is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board;

       (ii) in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document, be received at such address not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which an appointment contained in an electronic communication is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board, must, if required by the board, be received at the office (or such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

       (iii) in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as aforesaid not less than 24 hours before the time appointed for the taking of the poll, and an appointment of a proxy which is not received in a manner so permitted shall be invalid. When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting, the one which is last received (regardless of Its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the company is unable to determine which

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

       was last received, none of them shall be treated as valid in respect of that share. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.

Maximum validity of proxy

74. No instrument appointing a proxy shall be valid after twelve months have elapsed from the date named in it as the date of its execution.

Form of proxy

75. Instruments of proxy shall be in any usual form or in such other form as the board may approve and the board may, if it thinks fit, but subject to the provisions of the Companies Acts, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

Cancellation of proxy's authority

76. A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice in writing of the determination was received by the company at the office (or such other place in the United Kingdom as was specified for the delivery of instruments of proxy in the notice convening the meeting or other accompanying document) not later than the last time at which an instrument of proxy should have been delivered in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll demanded. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

                APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

Age of directors

77. No person shall be disqualified from being appointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of seventy years or any other age nor shall it be necessary by reason of his age to give special notice under the Companies Acts of any resolution. Where the board convenes any general meeting of the company at which (to the knowledge of the board) a director will be proposed for appointment or reappointment who at the date for which the meeting is convened will have attained the age of seventy years or more, the board shall give notice of his age in years in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings, or any appointment or reappointment of that director, at that meeting.

Directors' shareholding qualification

78.    No shareholding qualification for directors shall be required.

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

Power of company to appoint directors

79. Subject to the provisions of these articles, the company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles.

Power of board to appoint directors

80. Without prejudice to the power of the company in general meeting pursuant to any of the provisions of these articles to appoint any person to be a director, the board may appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles. Any director so appointed shall hold office only until the next following annual general meeting but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at that meeting.

Number to retire by rotation

81. At every annual general meeting one-third of the directors or, it their number is not three or any multiple of three, the number nearest to and less than one-third shall retire from office but, if there are fewer than three directors who are subject to retirement by rotation, one director shall retire.

Identity of directors to retire

82. Subject to the provisions of the Companies Acts and of these articles, the directors to retire by rotation on each occasion shall be those who have been longest in office since their last appointment or reappointment but, as between persons who became or were last reappointed directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at start of business on the date of the notice convening the annual general meeting and no director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the directors after that time on the date of the notice but before the close of the meeting.

Filing rotation vacancies

83. Subject to the provisions of these articles, the company at the meeting at which a director retires by rotation may fill the vacated office and in default the retiring director shall, if willing to continue to act, be deemed to have been reappointed, unless at such meeting it is expressly resolved not to fill the vacated office or unless a resolution for the reappointment of that director has been put to the meeting and lost.

Power of removal by special resolution

84. In addition to any power of removal conferred by the Companies Acts, the company may by special resolution remove any director before the expiration of his period of office and may (subject to these articles) by ordinary resolution appoint another person who is willing to act to be a director in his place. Any person so appointed shall be treated, for the purpose of determining the time at which he or any other director is to retire, as if he had

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

       become a director on the day on which the person in whose place he is appointed was last appointed or reappointed a director.

Persons eligible as directors

85. No person other then a director retiring at the meeting (whether by rotation or otherwise) shall be appointed or reappointed a director at any general meeting unless

       (A)    he is recommended by the board or

       (B) not less than six nor more then thirty-five clear days before the day appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the secretary of the intention to propose that person for appointment or reappointment together with notice executed by that person of his willingness to be appointed or reappointed.

       In this article references to notice in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

Position of retiring directors

86. A director who retires (whether by rotation or otherwise) at an annual general meeting may, if willing to continue to act, be reappointed If he is not reappointed or deemed to be reappointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

Vacation of office by directors

87. Without prejudice to the provisions for retirement by rotation or otherwise contained in these articles, the office of a director shall be vacated if:-

       (A) he resigns his office by notice in writing delivered to the office or tendered at a meeting of the board, or

       (B) he is or has been suffering from mental ill health or becomes a patient for any purpose of any statute relating to mental health and the board resolves that his office is vacated, or

       (C) he is absent without the permission of the board from meetings of the board (whether or not an alternate director appointed by him attends) for twelve consecutive months and the board resolves that his office is vacated, or

       (D)    he becomes bankrupt or compounds with his creditors generally, or

       (E)    he is prohibited by law from being a director, or

       (F) he ceases to be a director by virtue of the Companies Acts or is removed from office pursuant to these articles.

       If the office of a director is vacated for any reason, he shall cease to be a member of any committee or subcommittee of the board.

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

Alternate directors

88.

       (A) Each director may appoint any person to be his alternate and may at his discretion remove an alternate director so appointed. If the alternate director is not already a director, the appointment, unless previously approved by the board, shall have effect only upon and subject to its being so approved. Any appointment or removal of an alternate director shall be effected by notice in writing executed by the appointor and delivered to the office or tendered at a meeting of the board, or in any other manner approved by the board. If his appointor so requests, an alternate director shall be entitled to receive notice of all meetings of the board or of committees of the board of which his appointor is a member. He shall also be entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at the meeting the provisions of these articles shall apply as if he were a director.

       (B) Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to directors and shall alone be responsible to the company for his acts and defaults and shall not be deemed to be the agent of or for the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the company to the same extent as if he were a director but shall not be entitled to receive from the company any fee in his capacity as an alternate director.

       (C) Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director. Execution by an alternate director of any resolution in writing of the board or a committee of the board shall, unless the notice of his appointment provides to the contrary, be as effective as execution by his appointor.

       (D) An alternate director shall automatically cease to be an alternate director if his appointor ceases for any reason to be a director except that, if at any meeting any director retires by rotation or otherwise but is reappointed or deemed to be reappointed at the same meeting, any appointment made by him pursuant to this article which was in force immediately before his retirement shall remain in force as though he had not retired.

       (E) In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

Executive directors

89. The board or any committee authorised by the board may from time to time appoint one or more directors to hold any employment or executive office with the company (including that of a managing director) for such period (subject to the provisions of the Companies Acts) and upon such other terms as the board or any committee authorised by the board may in its discretion decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the director may have against the company or the company may have against the director for any breach of any contract of service between him and the company which may be involved in the revocation or termination. A director so appointed shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of his remuneration as a director.

                  ADDITIONAL REMUNERATION EXPENSES AND PENSIONS

Additional remuneration

90. Any director who performs services which in the opinion of the board or any committee authorised by the board go beyond the ordinary duties of a director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may in its discretion decide in addition to any remuneration provided for by or pursuant to any other article.

Expenses

91. Each director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the board or committees of the board or general meetings of the company or any other meeting which as a director he is entitled to attend and shall be paid all other costs and expenses properly and reasonably incurred by him in the conduct of the company's business or in the discharge of his duties as a director.

Pensions and gratuities for directors

92. The board or any committee authorised by the board may exercise all the powers of the company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director or the relations, connections or dependants of any director or former director provided that no benefits (except such as may be provided for by any other article) may be granted to or in respect of a director or former director who has not been employed by, or held an executive office or place of profit under, the company or any body corporate which is or has been its subsidiary or any predecessor in business of the company or any such body corporate without the approval of an ordinary resolution of the company. No director or former director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

                              DIRECTORS' INTERESTS

Permitted interests and voting

93.

       (A)    Subject to the provisions of the Companies Acts and of paragraph
              (J) of this article, no director or proposed or intending director shall be disqualified by his office from contracting with the company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any contract in which any director is in any way interested be liable to be avoided, nor shall any director who is so interested be liable to account to the company or the members for any remuneration, profit or other benefit realised by the contract by reason of the director holding that office or of the fiduciary relationship thereby established.

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

       (B) A director may hold any other office or place of profit with the company (except that of auditor) in conjunction with his office of director for such period (subject to the provisions of the Companies Acts) and upon such other terms as the board may decide, and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of any remuneration provided for by or pursuant to any other article.

       (C) A director of the company may be or become a director or other officer of, or otherwise interested in, any company promoted by the company or in which the company may be interested or as regards which it has any power of appointment, and shall not be liable to account to the company or the members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in the other company. The board may also cause any voting power conferred by the shares in any other company held or owned by the company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power or power of appointment in favour of the appointment of the directors or any of them as directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company.

       (D) A director may act by himself or his firm in a professional capacity for the company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

       (E) A director shall not vote on or be counted in the quorum in relation to any resolution of the board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the company or any other company in which the company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more directors to offices or places of profit with the company or any other company in which the company is interested, a separate resolution may be put in relation to each director and in that case each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another director to an office or place of profit with a company in which the company is interested and the director seeking to vote or be counted in the quorum owns one per cent. or more of it.

       (F) Save as otherwise provided by these articles, a director shall not vote on, or be counted in the quorum in relation to, any resolution of the board in respect of any contract in which he has an interest which (taken together with any interest of any person connected with him) is to his knowledge a material interest and, if he shall do so, his vote shall not be counted, but this prohibition shall not apply to any resolution where that material interest arises only from one or more of the following matters:-

              (i) the giving to him of any guarantee, indemnity or security in respect of money lent or obligations undertaken by him or by any other person at the request of or for the benefit of the company or any of its subsidiary undertakings,

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

              (ii) the giving to a third party of any guarantee, indemnity or security in respect of a debt or obligation of the company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security,

              (iii) where the company or any of its subsidiary undertakings is offering securities, in which offer the director is or may be entitled to participate as a holder of securities, or in the underwriting or sub-underwriting of which the director is to participate,

              (iv) any contract in which he is interested by virtue of his interest in shares or debentures or other securities of the company or by reason of any other interest in or through the company,

              (v) any contract concerning any other company (not being a company in which the director owns one per cent. or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever,

              (vi) any contract concerning the adoption, modification or operation of a pension fund or retirement death or disability benefits scheme which relates both to directors and employees of the company or of any of its subsidiary undertakings and does not provide in respect of any director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates,

              (vii) any contract for the benefit of employees of the company or of any of its subsidiary undertakings under which he benefits in a similar manner to the employees and which does not accord to any director as such any privilege or advantage not accorded to the employees to whom the contract relates, and

              (viii) any contract for the purchase or maintenance for any director or directors of insurance against any liability.

       (G) A company shall be deemed to be one in which a director owns one per cent. or more if and so long as (but only if and so long as) he, taken together with any person connected with him, is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of that company or of the voting rights available to members of that company. For the purpose of this paragraph of this article there shall be disregarded any shares held by the director or any such person as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which his, or any such person's, interest is in reversion or remainder if and so long as some other person is entitled to receive the income of the trust and any shares comprised in an authorised unit trust scheme in which he, or any such person, is interested only as a unit holder.

       (H) Where a company in which a director owns one per cent. or more is materially interested in a contract, he also shall be deemed materially interested in that contract.

       (I) If any question shall arise at any meeting of the board as to the materiality of the interest of a director (other than the chairman of the meeting) or as to the

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

              entitlement of any director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be conclusive except in a case where the nature or extent of his interest (so far as it is known to him) has not been fairly disclosed to the board if any question shall arise in respect of the chairman of the meeting, the question shall be decided by a resolution of the board (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman (so far as it is known to him) has not been fairly disclosed to the board.

       (J) A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the board after he knows that he is or has become so interested. For the purposes of this article, a general notice to the board by a director to the effect that (a) he is a member of a specified company or firm and is to be regarded as interested in any contract which may after the date of the notice be made with that company or firm or (b) he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this article in relation to any such contract; provided that no such notice shall be effective unless either it is given at a meeting of the board or the director takes reasonable steps to secure that it is brought up and read at the next board meeting after it is given.

       (K) References In this article to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

       (L) Subject to the provisions of the Companies Acts, the company may by special resolution suspend or relax the provisions of this article in advance to any extent.

                         POWERS AND DUTIES OF THE BOARD

General powers of company vested in board

94. Subject to the provisions of the Companies Acts, the memorandum of association of the company and these articles and to any directions given by the company in general meeting by special resolution, the business of the company shall be managed by the board which may exercise all the powers of the company whether relating to the management of the business of the company or not. No alteration of the memorandum of association or these articles and no special resolution shall invalidate any prior act of the board which would have been valid If that alteration had not been made or that resolution had not been passed. The powers given by this article shall not be limited by any special power given to the board by any other article.

Agents

95. The board may, by power of attorney or otherwise, appoint any person to be the agent of the company upon such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The board may remove any person appointed under this

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

       article and may revoke or very the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

Delegation to individual directors

96. The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions and may from time to time revoke or very all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

Official seals

97. The company may exercise all the powers conferred by the Companies Acts with regard to having official seals, and those powers shall be vested in the board.

Registers

98. Subject to the provisions of the Companies Acts, the company may keep an overseas or local or other register in any place, and the board may make and vary such regulations as it may think fit respecting the keeping of the register provided that if there are in issue any uncertificated shares such regulations shall be consistent with the Uncertificated Securities Regulations.

Provision for employees

99. The board may exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

        PROCEEDINGS OF THE BOARD

Board meetings

100. The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary on the requisition of a director at any time shall, summon a board meeting.

Notice of board meetings

101. Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose. A director absent or intending to be absent from the United Kingdom may request the board that notices of

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

       board meetings shall during his absence be sent in writing to him at an address given by him to the company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and if no request is made to the board it shall not be necessary to give notice of a board meeting to any director who is for the time being absent from the United Kingdom. A director may waive notice of any meeting either prospectively or retrospectively. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

Quorum

102. The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

Directors below minimum through vacancies

103. The continuing directors or a sole continuing director may act notwithstanding any vacancy in their number but, if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles or is below the number fixed by or in accordance with these articles as the quorum or there is only one continuing director, the continuing directors or director may act for the purpose of filling vacancies or of summoning general meetings of the company but not for any other purpose.

Appointment of chairman

104. The board may appoint a director to be the chairman or the deputy chairman of the board, and may at any time remove him from that office. Unless he is unwilling to do so, the chairman or failing him the deputy chairman shall act as chairman at every meeting of the board. But if no chairman or deputy chairman is appointed, or if at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for holding the meeting and willing to act, the directors present may choose one of their number to be chairman of the meeting.

Competence of meetings

105. A meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the board.

Voting

106. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

Delegation to committees

107.

       (A) The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed

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

              may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the board or of the committee).

       (B) Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the board. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the board so far as the same are applicable and are not superseded by any regulations imposed by the board.

       (C) The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

Participation in meetings by telephone

108. All or any of the members of the board or any committee of the board may participate in a meeting of the board or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.

Resolution in writing

109. A resolution in writing executed by all the directors for the time being entitled to receive notice of a meeting of the board (if that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the board or, as the case may be, of the committee properly called and constituted. The resolution may be contained in one document or in several documents in like form each executed by one or more of the directors or members of the committee concerned. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

Validity of acts of board or committee

110. All acts done by the board or by any committee or by any person acting as a director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or person so acting or that they or any of them were disqualified or had vacated office, be as valid as if each such member or person had been properly appointed and was qualified and had continued to be a director or member of the committee.

Appointment  and removal of the company secretary

111. Subject to the provisions of the Companies Acts, the secretary shall be appointed by the board for such term and upon such conditions as the board may think fit, and any secretary so appointed may be removed by the board. The company secretary shall receive such remuneration as the board or any committee authorised by the board shall decide.

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

                                      SEALS

Use of seals

112. The board shall provide for the custody of every seal of the company. A seal shall only be used by the authority of the board or of a committee of the board authorised by the board in that behalf. Subject as otherwise provided in these articles, any instrument to which the common seal is applied shall be signed by at least one director and the secretary or by at least two directors, and any instrument to which an official seal is applied need not, unless the board for the time being otherwise decides or the law otherwise requires, be signed by any person.

                          DIVIDENDS AND OTHER PAYMENTS

Declaration of dividends by company

113. Subject to the provisions of the Companies Acts, the company may by ordinary resolution from time to time declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

Payment of interim and fixed dividends by board

114. Subject to the provisions of the Companies Acts, the board may pay such interim dividends as appear to the board to be justified by the financial position of the company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the company, in the opinion of the board, justifies its payment. If the board acts in good faith, it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

Calculation and currency of dividends

115. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:-

       (A) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share,

       (B) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, and

       (C)    dividends may be declared or paid in any currency

       The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the company or any other person to bear any costs involved.

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


Amounts due on shares may be deducted from dividends

116. The board may deduct from any dividend or other moneys payable to a member by the company on or in respect of any shares all sums of money (if any) presently payable by him to the company on account of calls or otherwise in respect of shares of the company.

No interest on dividends

117. No dividend or other moneys payable by the company on or in respect of any share shall bear interest against the company.

Payment procedure

118.

       (A) Any dividend or other sum payable by the company in respect of a share may be paid by cheque, warrant or similar financial instrument sent by post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the register in respect of the shares at his address as appearing in the register or addressed to such person and at such address as the holder or joint holders may in writing direct.

              Every cheque, warrant or similar financial instrument shall, unless the holder or joint holders otherwise direct, be made payable to the holder or, in the case of joint holders, to the holder whose name stands first on the register in respect of the shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the company. In addition, any such dividend or other sum may be paid by any bank or other funds transfer system or such other means and to or through such person as the holder or joint holders may in writing direct, and the company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or properly distributable in respect of the shares held by them. Where a person is entitled by transmission to a share, any dividend or other sum payable by the company in respect of the share may be paid as if he were a holder of the share and his address noted in the register were his registered address.

       (B) The board may determine that dividends or other sums payable by the company in respect of an uncertificated share shall be paid by means of a relevant system in accordance with its rules and if the board makes such a determination it shall also determine whether a holder of an uncertificated share shall be entitled to elect not to receive dividends or other sums by means of the relevant system and if so the procedure to be followed for such election to be made, varied and/or revoked.

Uncashed dividends

119. The company may cease to send any cheque, warrant or similar financial instrument through the post or employ any other means of payment for any dividend payable on any shares in the company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques, warrants or similar financial instruments have been returned undelivered or remain uncashed or that means of payment has failed. In addition, the company may cease to send any cheque, warrant or similar financial instrument through the post if, in respect of one dividend

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

       payable on those shares, the cheque, warrant or similar financial instrument has been returned undelivered or remains uncashed and reasonable enquiries have failed to establish any new address of the registered holder. Subject to the provisions of these articles, the company may recommence sending cheques, warrants or similar financial instruments or employing such means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing.

Forfeiture of unclaimed dividends

120. Any dividend unclaimed after a period of twelve years from the date when it became due for payment shall be forfeited and shell revert to the company and the payment by the board of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the company a trustee in respect of it.

Dividends not in cash

121. Any general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, and where any difficulty arises in regard to the distribution the board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any assets to be distributed and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as may seem expedient to the board.

Scrip dividends

122. The board may, if authorised by an ordinary resolution of the company, offer any holders of shares the right to elect to receive shares, credited as fully paid, instead of cash to respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution. The following provisions shall apply:-

       (A) An ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period, but such period may not end later than the fifth anniversary of the date of the meeting at which the ordinary resolution is passed.

       (B) The entitlement of each holder of shares to new shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forego. For this purpose "relevant value" shall be calculated by reference to the average of the middle market quotations for the company's ordinary shares on the London Stock Exchange as derived from the Daily Official List, on the day on which the ordinary shares are first quoted "ex' the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount and in giving such a certificate or report the auditors may rely on advice or information from brokers or other sources of information as they think fit.

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

       (C) No fraction of any ordinary share shall be allotted. The board may make such provisions as they think fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such member of fully paid ordinary shares and/or provisions whereby cash payments may be made to members in respect of their fractional entitlements.

       (D) On or as soon as practicable after announcing that it is to declare or recommend any dividend, the board, if it intends to offer an election in respect of that dividend, shall also announce that intention, and shall, after determining the basis of allotment, if it decides to proceed with the offer, notify the holders of ordinary shares in writing of the right of election offered to them, and specify the procedure to be followed which, for the avoidance of doubt, may include an election by means of a relevant system and the place at which, and the latest time by which elections must be lodged in order for elections to be effective.

       (E) The board shall not proceed with any election unless the company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined.

       (F) The board may exclude from any offer any holders of ordinary shares where the board believes that such exclusion is necessary or expedient in relation to legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory, or the board believes that for any other reason the offer should not be made to them.

       (G) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been made (for the purposes of this article "the elected ordinary shares") and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares the basis of allotment calculated as stated. For such purpose the board shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution as the board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis.

       (H) The additional ordinary shares when allotted shall rank pari passu in all respects with the fully-paid ordinary shares then in issue except that they will not be entitled to participation in the relevant dividend.

       (I) Unless the board otherwise determines, or unless the Uncertificated Securities Regulations and/or the rules of the relevant system concerned otherwise require, the new ordinary share or shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared in respect of his elected ordinary shares shall be or shall be issued in uncertificated form (in respect of the member's elected ordinary shares which were in uncertificated form on the date of the member's election) and/or in certificated form (in respect of the member's elected ordinary shares which were in certificated form on the date of the member's election).

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

       (J) The board may from time to time establish or vary a procedure for election mandates, which for the avoidance of doubt may include an election by means of a relevant system, under which a holder of ordinary shares may elect in respect of future rights of election offered to that holder under this article until the election mandate is revoked in accordance with the procedure.

       (K) In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

                           CAPITALISATION OF RESERVES

Power to capitalise reserves and funds

123. The company may, upon the recommendation of the board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the members or any class of members who would be entitled to it if it were distributed by way of dividend and in the same proportions, on the footing that it is applied either in or towards paying up the amounts for the time being unpaid on any shares in the company held by those members respectively or in paying up in full unissued shares debentures or other obligations of the company to be allotted and distributed credited as fully paid up among those members, or partly in one way and partly in the other, but so that, for the purposes of this article, a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the company. The board may authorise any person to enter into an agreement with the company on behalf of the persons entitled to participate in the distribution providing for the allotment to them respectively of any shares, debentures or other obligations of the company to which they are entitled on the capitalisation and the agreement shall be binding on those persons.

Settlement of difficulties in distribution

124. Where any difficulty arises in regard to any distribution of any capitalised reserve or fund the board may settle the matter as it thinks expedient and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the board.

                                  RECORD DATES

Power to choose any record date

125. Notwithstanding any other provision of these articles the company or the board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made. The power to fix the record date shall include the power to fix a time on the chosen date.

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                               ACCOUNTING RECORDS

Records to be kept

126. The board shall cause to be kept accounting records sufficient to show and explain the company's transactions, and such as to disclose with reasonable accuracy at any time the financial position of the company at that time, and which accord with the Companies Acts.

Inspection of records

127. No member in his capacity as such shall have any right of inspecting any accounting record or book or document of the company except as conferred by law or authorised by the board or by ordinary resolution of the company.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

Service of notices

128. Any notice or document (including a share certificate) may be served on or sent or delivered to any member by the company either personally or by sending it through the post addressed to the member at his registered address or by leaving it at that address addressed to the member or, where appropriate, by sending it using electronic communications to an address notified by the member concerned to the company for that purpose or by publication on a web site in accordance with the Companies Acts or by any other means authorised in writing by the member concerned In the case of joint holders of a share, service, sending or delivery of any notice or document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or sending or delivery to all the joint holders.

Record date for service

129. Any notice or other document may be served or delivered by the company by reference to the register as it stands at any time not more than 15 days before the date of service or delivery.

         No change in the register after that time shall invalidate that service or delivery. Where any notice or other document is served on or delivered to any person in respect of a share in accordance with these articles, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice or document.

Members resident abroad

130. Any member whose registered address is not within the United Kingdom and who gives to the company a postal address within the United Kingdom at which notices or documents may be served upon, or delivered to, him shall be entitled to have notices or documents served on or sent or delivered to him at that address. Any member whose registered address is not within the United Kingdom and who gives to the company an address for the purposes of electronic communications may, at the absolute discretion of the board, have notices or documents sent to him at that address. Otherwise, a member whose registered address is not within the United Kingdom shall not be entitled to receive any notice or document from the company.

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

Service of notice on person entitled by transmission

131. A person who is entitled by transmission to a share, upon supplying the company with a postal address within the United Kingdom for the service of notices shall be entitled to have served upon or delivered to him at such address any notice or document to which he would have been entitled if he were the holder of that share. A person who is entitled by transmission to a share, upon supplying the company with an address for the purposes of electronic communications for the service of notices may, at the absolute discretion of the board, have sent to him at such address any notice or document to which he would have been entitled if he were the holder of that share. In either case, such service, sending or delivery shall for all purposes be deemed a sufficient service, sending or delivery of such notice or document on all persons interested (whether jointly with or as claimants through or under him) in the share. Otherwise, any notice or other document served on or sent or delivered to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the company has notice of the death, bankruptcy or other event, be deemed to have been properly served, sent or delivered in respect of any share registered in the name of that member as sole or joint holder.

When notice deemed served

132. Any notice or other document, if sent by the company by post, shall be deemed to have been served or delivered on the day following that on which if was put in the post and, in proving service or delivery it shall be sufficient to prove that the notice or document was properly addressed, prepaid and put in the post. Any notice or other document not sent by post but left at a registered address shall be deemed to have been served or delivered on the day it was so left. Any notice or document sent by the company using electronic communications shall be deemed to have been received on the day following that on which it was sent. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued from time to time by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given. Any notice or other document served or delivered by any other means authorised in writing by the member concerned shall be deemed to have been served when the company has carried out the action it has been authorised to take for that purpose.

Notice when post not available

133. If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the company is unable effectively to convene a general meeting by notice sent through the post, notice of the general meeting may be given to members affected by the suspension or curtailment by a notice advertised in at least one newspaper with a national circulation. Notice published in this way shall be deemed to have been properly served on all affected members who are entitled to have notice of the meeting served upon them, on the day when the advertisement has appeared in at least one such paper PROVIDED THAT members who have elected to receive notice by electronic communications shall still receive notice in such manner. If at least six clear days prior to the meeting the sending of notices by post has again become generally possible, the company shall send confirmatory copies of the notice by post and/or by electronic communications to the persons entitled to receive them.

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                            DESTRUCTION OF DOCUMENTS

Presumptions where documents destroyed

135.   If the company destroys

       (A) any share certificate which has been cancelled at any time after a period of one year has elapsed from the date of cancellation or

       (B) any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address at any time after a period of two years has elapsed from the date the Instruction or notification was recorded by the company or

       (C) any instrument of transfer of shares which has been registered at any time after a period of six years has elapsed from the date of registration or

       (D) any other document on the basis of which any entry is made in the register at any time after a period of six years has elapsed from the date the entry was first made in the register in respect of it and the company destroys the document in good faith and without express notice that its preservation was relevant to a claim, it shall be presumed irrefutably in favour of the company that every share certificate so destroyed was a valid certificate and was properly cancelled, that every instrument of transfer so destroyed was a valid and effective instrument of transfer and was properly registered and that every other document so destroyed was a valid and effective document and that any particulars of it which are recorded in the books or records of the company were correctly recorded. Nothing contained in this article shall be construed as imposing upon the company any liability by reason only of the destruction of any document of the kind mentioned above before the relevant period mentioned in this article has elapsed or of the fact that any other condition precedent to its destruction mentioned above has not been fulfilled. References in this article to the destruction of any document include references to its disposal in any manner.

                                   WINDING UP

Distribution of assets otherwise than in cash

135. If the company commences liquidation, the liquidator may, with the sanction of a special resolution of the company and any other sanction required by the Companies Acts,

       (E) divide among the members in kind the whole or any part of the assets of the company (whether they shall consist of property of the same kind or not) and, for that purpose, set such values as he deems fair upon any property to be divided and determine how the division shall be carried out as between the members or different classes of members, or

       (F) vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit but no member shall be compelled to accept any shares or other assets upon which there is any liability.

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                                    INDEMNITY

Indemnity of officers

136. Subject to the provisions of the Companies Acts, the company may indemnify any director or other officer against any liability and may purchase and maintain for any director or other officer or auditor insurance against any liability. Subject to those provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the company shall be indemnified, and if the board so determines an auditor may be indemnified, out of the assets of the company against any liability incurred by him as a director or other officer of the company, or as auditor, in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted or in connection with any application under the Companies Acts in which relief is granted to him by the court.

                                       52